EXHIBIT 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 1998, accompanying the financial statements included in the Annual Report of Dakotah, Incorporated on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Dakotah, Incorporated on Form S-8 (File No. 33-86868, effective November 24, 1994; File No. 33-334185, effective August 22, 1997; File No. 33-334186, effective August 22, 1997 and File No. 33-334187, effective August 22, 1997).


                                            GRANT THORNTON LLP

Minneapolis, Minnesota
February 27, 1998